For additional information:
For Immediate Release	Rick Green President & CEO Priscilla J. Barnes Senior EVP & COO (405) 372-2230

Southwest Bancorp Inc. Reports Net Income

of $4.1 Million for the Second Quarter of 2012

July 18, 2012, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB, OKSBP), (“Southwest”), today reported earnings for the second quarter of 2012 of $4.1 million, compared to a loss of ($3.0) million for the second quarter of 2011. Net income available to common shareholders was $3.0 million, or $0.15 per diluted share for the second quarter of 2012, compared to a net loss available to common shareholders of ($4.0) million, or ($0.21) per diluted share for the second quarter of 2011.

Southwest reported earnings for the first half of 2012 of $9.3 million, compared to a loss of ($0.5) million for the first half of 2011. Net income available to common shareholders was $7.1 million, or $0.37 per diluted share, for the first half of 2012, compared to a net loss available to common shareholders of ($2.6) million, or ($0.13) per diluted share, for the first half of 2011.

Rick Green, President and CEO, stated, “Our second quarter was one of continued profitability and regulatory achievements. We are pleased that the total of nonperforming assets plus potential problem loans is down and loan losses continue to decline. These factors, in addition to our smaller loan portfolio, reduced the required loan loss provision, which contributed to our performance. The reduction in loans also resulted in a decrease in net interest income. While we anticipate that further portfolio decreases may occur, we are working to stabilize loan revenue and volume by generating new loans prudently and profitably by focusing on customers in our primary markets.

“As of June 30, 2012, the capital ratios of Southwest and each of its banking subsidiaries continued to substantially exceed the ratios for regulatory classification as “well-capitalized”, our nonperforming assets were 2.51% of our noncovered portfolio loans, and our allowance for loan losses was 2.92% of noncovered portfolio loans.”

Mr. Green also noted, “We have continued to achieve our regulatory goals. In May 2012, the Office of the Comptroller of the Currency released Stillwater National from the formal regulatory agreement and the individual minimum capital agreement entered in January 2010. Earlier this month, with the consent of the Federal Reserve Bank of Kansas City, we terminated supervisory resolutions that we had adopted at its request in July 2009. Termination of these actions will reduce our regulatory burdens.

“We earlier announced our intention to bring current all dividends on our trust preferred securities and our Series B Preferred Stock owned by the Department of the Treasury. We now have brought current all the trust preferred securities and will bring the Series B Preferred Stock current in the next several days in accordance with its terms.

“Our Series B Preferred Stock carries with it significant burdens, and its dividend rate is scheduled to increase from 5% to 9% after 2013. With the termination of our regulatory agreements and resolutions and our payment of all dividends due, we now have as a top priority the redemption of our Series B Preferred Stock.

“Earlier this year, we reported that I plan to retire as President and CEO in January 2013. I am glad to report that our Board of Directors has made significant progress in identifying President and CEO candidates, has narrowed the field to a pool of highly-qualified finalists, and is proceeding to find the best fit expeditiously.”

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Net Income of $4.1 Million for the Second Quarter of 2012

Key items for the quarter were as follows:

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC. For information on covered versus noncovered assets, please see the accompanying unaudited financial statement and tables.

•

Nonperforming loans were $20.7 million, 1.38% of portfolio loans, as of June 30, 2012, an increase of $6.3 million from $14.4 million, 0.92% of portfolio loans, as of March 31, 2012. This increase is primarily the result of one healthcare related loan in our Texas market.

•

Nonperforming assets were $38.0 million, or 2.51% of portfolio loans and other real estate, as of June 30, 2012, an increase of $4.2 million (12%) from $33.8 million, or 2.12% of portfolio loans and other real estate, as of March 31, 2012. The increase in nonperforming assets during the second quarter of 2012 is attributable to placing $12.2 million in loans on nonaccrual, offset in part by the receipt of $3.8 million in resolutions and payments on nonperforming loans, the receipt of $1.1 million from sales of other real estate, net charge-offs of $2.2 million in nonperforming loans, and the recognition of impairments in other real estate assets of $1.0 million, which resulted in the Kansas Banking segment second quarter loss.

•

Potential problem loans were $111.1 million as of June 30, 2012, a decrease of $15.2 million (12%) from $126.3 million as of March 31, 2012. The decrease in potential problem loans resulted from $15.9 million in resolutions and paydowns, $11.8 million in movement to nonaccrual, and $8.6 million in upgrades, offset in part by the identification of $21.1 million in additional potential problem loans.

•

The allowance for loan losses was $43.8 million at June 30, 2012, a decrease of $1.2 million (3%) from March 31, 2012. The allowance for loan losses to portfolio loans was 2.92% as of June 30, 2012 compared to 2.87% as of March 31, 2012. The allowance for loan losses to nonperforming loans was 211.43% as of June 30, 2012 compared to 312.14% as of March 31, 2012.

•	Portfolio loans decreased $72.2 million (5%) from March 31, 2012. The decline was anticipated due in part to the change in our lending focus away from larger average size loans.

•

The capital ratios of Southwest and each of its banking subsidiaries, as of June 30, 2012, met the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $404.3 million, for a total risk-based capital ratio of 23.52%, and Tier 1 capital was $382.3 million, for a Tier 1 risk-based capital ratio of 22.24%. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $232.3 million. Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $329.2 million, for a total risk-based capital ratio of 21.42%, and Tier 1 capital of $294.7 million, for a Tier 1 risk-based capital ratio of 19.17%. Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $175.5 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

•	At June 30, 2012, the holding company had $22.3 million in available cash.

Financial Overview

Condition: At June 30, 2012 total assets were $2.3 billion, down $113.2 million, or 5%, from December 31, 2011, and total loans were $1.6 billion, down $210.1 million, or 12%, from December 31, 2011.

At June 30, 2012 the noncovered allowance for loan losses was $43.8 million, a decrease of 1% from December 31, 2011. The noncovered allowance for loan losses to noncovered portfolio loans was 2.92% as of June 30, 2012 compared to 2.62% as of December 31, 2011.

Investment securities increased $65.0 million, or 24%, to $340.4 million as of June 30, 2012, from $275.4 million as of December 31, 2011. The increase is primarily the result of a $31.5 million, or 17%, increase in government agency guaranteed residential mortgage-backed securities, a $19.4 million, or 30%, increase in U.S. government and agency securities, a $12.7 million, or 48%, increase in municipal securities, and $1.2 million in other mortgage-backed securities. The investment portfolio is managed to provide safety, liquidity, and collateral for public funds and borrowings. Southwest plans to continue to invest in treasury, U.S. agency, and high grade municipal securities. The investment portfolio continues to be managed in compliance with the current investment policy, including the average duration of the portfolio not exceeding four years.

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Net Income of $4.1 Million for the Second Quarter of 2012

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of June 30, 2012, compared to 94% at December 31, 2011. Core funding by segment is as follows as of June 30, 2012 and December 31, 2011, respectively: $1,359.6 million and $1,426.2 million in Oklahoma banking, $155.1 million and $156.2 million in Texas banking, $273.2 million and $273.6 million in Kansas banking, and $27.4 million and $3.9 million in the secondary market and other operations segments. Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at June 30, 2012, compared to 6% at December 31, 2011. Please see Table 7 for details on these non-GAAP financial measures.

Second Quarter Results:

Summary: For the second quarter of 2012, net income available to common shareholders was $3.0 million, compared to a net loss available to common shareholders of ($4.0) million for the second quarter of 2011. The $7.0 million increase in our net income available to common shareholders from second quarter 2011 is the result of a $20.1 million decrease in the provision for loan losses, offset in part by a $5.2 million decrease in net interest income, a $6.0 million increase in income tax expense, and a $1.8 million increase in noninterest expense.

The second quarter 2012 effective tax rate was 37.12%.

Net Interest Income: Net interest income totaled $19.7 million for the second quarter of 2012, compared to $25.0 million for the second quarter of 2011, a decrease of $5.2 million, or 21%, and to $20.8 million for the first quarter of 2012, a decrease of $1.1 million, or 5%. Lower average loan volume was the primary cause of each of these decreases. Net interest margin was 3.71% for the second quarter of 2012, compared to 3.79% for the second quarter of 2011 and 3.82% for the first quarter of 2012.

Provision for Loan Losses and Net Charge-offs: The provision for loan losses totaled $32,000 for the second quarter of 2012, compared to $20.1 million for second quarter of 2011 and $1.7 million for the first quarter of 2012. Net charge-offs totaled $1.2 million, or 0.31% (annualized) of average portfolio loans for the second quarter of 2012, compared to $26.9 million, or 4.76% (annualized) of average portfolio loans for the second quarter of 2011 and $1.3 million, or 0.32% (annualized) of average portfolio loans for the first quarter of 2012. The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.

Noninterest Income: Noninterest income totaled $3.6 million for the second quarter of 2012, compared to $3.6 million for the second quarter of 2011 and $3.5 million for the first quarter of 2012.

Noninterest Expense: Noninterest expense totaled $16.8 million for the second quarter of 2012, compared to $15.0 million for the second quarter of 2011 and $14.3 million for the first quarter of 2012.

The $1.8 million increase from second quarter of 2011 consists of a $2.0 million increase in general and administrative expense, which is primarily the result of the prior year settlement of Oklahoma state tax claims for less than the amount accrued, a $0.4 million increase in personnel expense, and a $0.3 million increase in the provision for unfunded loan commitments, offset in part by a $0.5 million decrease in other real estate expense, a $0.2 million decrease in FDIC and other insurance expense, and a $0.1 million decrease in occupancy expense.

The $2.5 million increase from first quarter of 2012 consists of a $1.7 million increase in other real estate expense due to the fair value write-down of properties and increased expenses, a $0.4 million increase in general and administrative expense due to a second quarter write-down of an investment carried at cost, and a $0.3 million increase in the provision for unfunded loan commitments.

Year-to-date Results:

Summary: Net income available to common shareholders was $7.1 million as of June 30, 2012, compared to a net loss available to common shareholders of ($2.6) million as of June 30, 2011. The $9.7 million increase in our net income available to common shareholders from 2011 is the result of a $27.4 million decrease in the provision for loan losses and a $0.3 million increase in noninterest income, offset in part by a $9.8 million decrease in net interest income, a $7.6 million increase in income tax expense, and a $0.5 million increase in noninterest expense.

The year-to-date effective tax rate was 37.33% as of June 30, 2012.

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Net Income of $4.1 Million for the Second Quarter of 2012

Net Interest Income: Net interest income totaled $40.6 million for the first six months of 2012, compared to $50.4 million for the first six months of 2011, a decrease of $9.8 million, or 19%. Lower loan volume was the primary cause of this decrease. Year-to-date net interest margin was 3.77%, compared to 3.78% for 2011.

Provision for Loan Losses and Net Charge-offs: The provision for loan losses totaled $1.7 million for the first six months of 2012, compared to $29.2 million for the first six months of 2011. Net charge-offs totaled $2.5 million, or 0.32% (annualized) of average portfolio loans year-to-date as of June 30, 2012, compared to $39.8 million, or 3.49% (annualized) of average portfolio loans for the same period 2011. The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.

Noninterest Income: Noninterest income totaled $7.1 million for the first six months of 2012, compared to $6.9 million for the first six months of 2011. The increase in noninterest income was primarily the result of a $0.5 million increase in gain on sale of loans, offset in part by a $0.3 million decline in service charges and fees.

Noninterest Expense: Noninterest expense totaled $31.1 million for the first six months of 2012, compared to $30.6 million for the first six months of 2011. The increase consists of a $1.6 million increase in general and administrative expense, which is primarily the result of the prior year settlement of Oklahoma state tax claims for less than the amount accrued, a $0.4 million increase in the provision for unfunded loan commitments, and a $0.1 million increase in personnel expense, offset in part by a $0.7 million decrease in FDIC and other insurance expense, a $0.6 million decrease in other real estate expense, and a $0.3 million decrease in occupancy expense.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At June 30, 2012 we had total assets of $2.3 billion, deposits of $1.8 billion, and shareholders’ equity of $314.6 million.

Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of June 30, 2012, approximately $536.1 million, or 35%, of our noncovered loans were loans to individuals and businesses in the healthcare industry. We conduct regular market reviews of our current and potential healthcare lending and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime residential lending has never been a part of our business strategy, and our exposure to subprime mortgage loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of June 30, 2012 approximately $1.1 billion, or 75%, of our noncovered loans were commercial real estate mortgage and construction loans, including $361.5 million of loans to individuals and businesses in the healthcare industry.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest’s goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Net Income of $4.1 Million for the Second Quarter of 2012

•	Expectations regarding our future financial performance and the financial performance of our operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding our ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in Southwest’s reports to the Securities and Exchange Commission.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of June 30, 2012 through the date its financial statements are filed with the Securities and Exchange Commission. The June 30, 2012 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Reports Net Income of $4.1 Million for the Second Quarter of 2012

Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-Date	Table 5

Unaudited Quarterly Summary Loan Data	Table 6

Unaudited Quarterly Summary Financial Data	Table 7

Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS	Table 1
(Dollars in thousands, except per share)

	Second Quarter			First Quarter
QUARTERLY HIGHLIGHTS	2012	2011	% Change	2012	% Change
Operations
Net interest income	$19,747	$24,985	(21)%	$20,849	(5)%
Provision for loan losses	32	20,140	(100)	1,716	(98)
Noninterest income	3,601	3,604	—	3,514	2
Noninterest expense	16,769	14,980	12	14,309	17
Income (loss) before taxes	6,547	(6,531)	(200)	8,338	(21)
Taxes on income	2,430	(3,561)	(168)	3,127	(22)
Net income (loss)	4,117	(2,970)	(239)	5,211	(21)
Net income (loss) available to common shareholders	3,011	(4,027)	(175)	4,119	(27)
Diluted earnings per share	0.15	(0.21)	(171)	0.21	(29)
Balance Sheet
Total assets	2,269,720	2,660,495	(15)	2,273,861	(0)
Loans held for sale	23,996	37,204	(36)	38,765	(38)
Noncovered portfolio loans	1,498,708	2,156,096	(30)	1,570,866	(5)
Covered portfolio loans	30,712	46,153	(33)	33,314	(8)
Total deposits	1,788,379	2,094,236	(15)	1,806,780	(1)
Total shareholders' equity	314,600	376,930	(17)	311,643	1
Book value per common share	12.64	15.89	(20)	12.50	1
Key Ratios
Net interest margin	3.71%	3.79%		3.82%
Efficiency ratio	71.82	52.40		58.73
Total capital to risk-weighted assets	23.52	20.20		22.49
Nonperforming loans to portfolio loans - noncovered	1.38	7.01		0.92
Shareholders' equity to total assets	13.86	14.17		13.71
Tangible common equity to tangible assets*	10.56	11.38		10.42
Return on average assets (annualized)	0.72	(0.43)		0.89
Return on average common equity (annualized)	4.92	(5.11)		6.84
Return on average tangible common equity (annualized)**	5.06	(5.22)		7.03
YEAR-TO-DATE HIGHLIGHTS	Six Months
	2012	2011	% Change
Operations
Net interest income	$40,596	$50,406	(19)%
Provision for loan losses	1,748	29,190	(94)
Noninterest income	7,115	6,853	4
Noninterest expense	31,078	30,605	2
Income (loss) before taxes	14,885	(2,536)	(687)
Taxes on income	5,557	(2,027)	(374)
Net income (loss)	9,328	(509)	(1,933)
Net income (loss) available to common shareholders	7,130	(2,619)	(372)
Diluted earnings per share	0.37	(0.13)	(385)
Balance Sheet
Total assets	2,269,720	2,660,495	(15)
Loans held for sale	23,996	37,204	(36)
Noncovered portfolio loans	1,498,708	2,156,096	(30)
Covered portfolio loans	30,712	46,153	(33)
Total deposits	1,788,379	2,094,236	(15)
Total shareholders' equity	314,600	376,930	(17)
Book value per common share	12.64	15.89	(20)
Key Ratios
Net interest margin	3.77%	3.78%
Efficiency ratio (GAAP-based)	65.14	53.45
Total capital to risk-weighted assets	23.52	20.20
Nonperforming loans to portfolio loans - noncovered	1.38	7.01
Shareholders' equity to total assets	13.86	14.17
Tangible common equity to tangible assets*	10.56	11.38
Return on average assets	0.81	(0.04)
Return on average common equity	5.87	(1.67)
Return on average tangible common equity**	6.04	(1.71)

Balance sheet amounts and ratios are as of period end unless otherwise noted.

* This is a Non-GAAP financial measure. Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.

** This is a Non-GAAP financial measure.

Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION	Table 2
(Dollars in thousands, except per share)

	June 30, 2012	December 31, 2011	June 30, 2011
Assets
Cash and due from banks	$39,539	$30,247	$26,368
Interest-bearing deposits	236,336	199,642	41,733

Cash and cash equivalents	275,875	229,889	68,101
Securities held to maturity (fair values of $13,735, $15,885, $15,461, respectively)	12,962	15,252	15,419
Securities available for sale (amortized cost of $320,929, $253,869, $248,004, respectively)	327,416	260,100	252,734
Loans held for sale	23,996	38,695	37,204
Noncovered loans receivable	1,498,708	1,687,178	2,156,096
Less: Allowance for loan losses	(43,807)	(44,233)	(54,575)

Net noncovered loans receivable	1,454,901	1,642,945	2,101,521
Covered loans receivable (includes loss share: $8,096, $10,073, and $12,101, respectively)	30,712	37,615	46,153
Less: Allowance for loan losses	(91)	(451)	—

Net covered loans receivable	30,621	37,164	46,153
Net loans receivable	1,485,522	1,680,109	2,147,674
Accrued interest receivable	7,014	7,176	7,973
Income tax receivable	24,974	28,666	11,393
Premises and equipment, net	22,436	22,700	23,158
Noncovered other real estate	17,263	19,844	38,956
Covered other real estate	3,825	4,529	3,806
Goodwill	6,811	6,811	6,811
Other intangible assets, net	4,760	4,857	5,069
Other assets	56,866	64,245	42,197

Total assets	$2,269,720	$2,382,873	$2,660,495

Liabilities
Deposits:
Noninterest-bearing demand	$421,083	$400,985	$389,027
Interest-bearing demand	119,929	105,905	124,346
Money market accounts	361,839	423,181	465,269
Savings accounts	35,610	33,406	29,586
Time deposits of $100,000 or more	431,317	487,907	570,116
Other time deposits	418,601	469,998	515,892

Total deposits	1,788,379	1,921,382	2,094,236
Accrued interest payable	831	3,689	1,574
Other liabilities	15,470	12,174	9,110
Other borrowings	68,477	56,479	96,682
Subordinated debentures	81,963	81,963	81,963

Total liabilities	1,955,120	2,075,687	2,283,565
Shareholders' equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	68,837	68,455	68,084
Common stock - $1 par value; 40,000,000 shares authorized; 19,447,202, 19,444,213, 19,439,167 shares issued and outstanding, respectively	19,447	19,444	19,439
Additional paid-in capital	98,899	98,932	99,005
Retained earnings	125,373	118,244	188,174
Accumulated other comprehensive income	2,044	2,111	2,228

Total shareholders' equity	314,600	307,186	376,930

Total liabilities and shareholders' equity	$2,269,720	$2,382,873	$2,660,495

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS	Table 3
(Dollars in thousands, except per share)

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
Interest income
Loans	$21,708	$29,478	$45,085	$60,017
Investment securities	2,139	1,864	4,085	3,610
Other interest-earning assets	193	130	377	270

Total interest income	24,040	31,472	49,547	63,897
Interest expense
Interest-bearing deposits	2,542	4,531	5,438	9,664
Other borrowings	222	494	446	991
Subordinated debentures	1,529	1,462	3,067	2,836

Total interest expense	4,293	6,487	8,951	13,491

Net interest income	19,747	24,985	40,596	50,406

Provision for loan losses	32	20,140	1,748	29,190

Net interest income after provision for loan losses	19,715	4,845	38,848	21,216

Noninterest income
Service charges and fees	2,931	3,231	5,858	6,109
Gain on sales of loans	582	401	1,117	595
Gain on investment securities	35	—	35	—
Other noninterest income (loss)	53	(28)	105	149

Total noninterest income	3,601	3,604	7,115	6,853
Noninterest expense
Salaries and employee benefits	7,354	6,974	14,601	14,489
Occupancy	2,635	2,703	5,180	5,507
FDIC and other insurance	699	937	1,482	2,180
Other real estate, net	2,059	2,602	2,431	3,038
General and administrative	4,022	1,764	7,384	5,391

Total noninterest expense	16,769	14,980	31,078	30,605

Income (loss) before taxes	6,547	(6,531)	14,885	(2,536)
Taxes on income	2,430	(3,561)	5,557	(2,027)

Net income (loss)	$4,117	$(2,970)	$9,328	$(509)

Net income (loss) available to common shareholders	$3,011	$(4,027)	$7,130	$(2,619)

Basic earnings per common share	$0.15	$(0.21)	$0.37	$(0.13)
Diluted earnings per common share	0.15	(0.21)	0.37	(0.13)
Common dividends declared per share	—	—	—	—

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY	Table 4
(Dollars in thousands)

	For the three months ended June 30,
	2012			2011
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets
Noncovered loans	$1,565,342	$21,125	5.43%	$2,250,678	$28,551	5.09%
Covered loans	31,853	583	7.36	47,427	927	7.84
Investment securities	339,435	2,139	2.53	266,344	1,864	2.81
Other interest-earning assets	202,040	193	0.38	82,898	130	0.63

Total interest-earning assets	2,138,670	24,040	4.52	2,647,347	31,472	4.77
Other assets	147,822			99,803

Total assets	$2,286,492			$2,747,150

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$120,648	$59	0.20%	$112,942	$103	0.37%
Money market accounts	356,758	234	0.26	490,559	582	0.48
Savings accounts	34,632	13	0.15	29,154	10	0.14
Time deposits	880,007	2,236	1.02	1,165,606	3,836	1.32

Total interest-bearing deposits	1,392,045	2,542	0.73	1,798,261	4,531	1.01
Other borrowings	59,754	222	1.49	87,991	494	2.25
Subordinated debentures	81,963	1,529	7.46	81,963	1,462	7.13

Total interest-bearing liabilities	1,533,762	4,293	1.13	1,968,215	6,487	1.32

Noninterest-bearing demand deposits	387,057			369,700
Other liabilities	50,696			25,066
Shareholders' equity	314,977			384,169

Total liabilities and shareholders' equity	$2,286,492			$2,747,150

Net interest income and spread		$19,747	3.39%		$24,985	3.45%

Net interest margin (1)			3.71%			3.79%

Average interest-earning assets to average interest-bearing liabilities	139.44%			134.50%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - YEAR-TO-DATE	Table 5
(Dollars in thousands)

	For the six months ended June 30,
	2012			2011
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Assets
Noncovered loans	$1,614,980	$43,848	5.46%	$2,288,570	$58,206	5.13%
Covered loans	33,951	1,237	7.33	49,449	1,811	7.39
Investment securities	327,180	4,085	2.51	261,391	3,610	2.79
Other interest-earning assets	191,839	377	0.40	87,770	270	0.62

Total interest-earning assets	2,167,950	49,547	4.60	2,687,180	63,897	4.80
Other assets	153,370			95,825

Total assets	$2,321,320			$2,783,005

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$120,626	$129	0.22%	$112,693	$227	0.41%
Money market accounts	375,289	520	0.28	490,931	1,259	0.52
Savings accounts	34,609	26	0.15	28,451	26	0.18
Time deposits	905,900	4,763	1.06	1,206,650	8,152	1.36

Total interest-bearing deposits	1,436,424	5,438	0.76	1,838,725	9,664	1.06
Other borrowings	57,301	446	1.57	89,088	991	2.24
Subordinated debentures	81,963	3,067	7.48	81,963	2,836	6.92

Total interest-bearing liabilities	1,575,688	8,951	1.14	2,009,776	13,491	1.35

Noninterest-bearing demand deposits	383,008			367,444
Other liabilities	49,692			22,445
Shareholders' equity	312,932			383,340

Total liabilities and shareholders' equity	$2,321,320			$2,783,005

Net interest income and spread		$40,596	3.46%		$50,406	3.45%

Net interest margin (1)			3.77%			3.78%

Average interest-earning assets to average interest-bearing liabilities	137.59%			133.71%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA	Table 6
(Dollars in thousands, except per share)

	2012		2011
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$931,239	$996,486	$1,028,561	$1,169,010	$1,262,753	$1,302,164
One-to-four family residential	74,390	76,287	80,375	85,272	87,407	87,286
Real estate construction
Commercial	211,098	222,678	227,098	348,053	372,576	403,635
One-to-four family residential	4,184	3,814	4,987	25,527	26,400	26,758
Commercial	263,085	273,324	346,266	367,241	404,229	416,392
Installment and consumer:
Guaranteed student loans	5,153	5,276	5,396	5,547	5,600	5,700
Other	33,555	31,766	33,190	32,946	34,335	36,493

Total noncovered loans, including held for sale	1,522,704	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Less allowance for loan losses	(43,807)	(45,023)	(44,233)	(64,698)	(54,575)	(61,285)

Total noncovered loans, net	$1,478,897	$1,564,608	$1,681,640	$1,968,898	$2,138,725	$2,217,143

Covered:
Real estate mortgage:
Commercial	$21,472	$22,607	$23,686	$23,201	$26,976	$28,929
One-to-four family residential	5,432	5,766	7,072	7,378	8,113	8,192
Real estate construction
Commercial	1,627	2,344	3,746	5,987	6,001	6,144
One-to-four family residential	—	—	—	—	172	281
Commercial	2,033	2,401	2,841	4,286	4,461	5,021
Installment and consumer:	148	196	270	357	430	550

Total covered loans	30,712	33,314	37,615	41,209	46,153	49,117
Less allowance for loan losses	(91)	(60)	(451)	—	—	—

Total covered loans, net	$30,621	$33,254	$37,164	$41,209	$46,153	$49,117

LOANS BY SEGMENT
Oklahoma banking	$597,506	$642,700	$688,592	$770,306	$834,189	$838,006
Texas banking	596,262	636,540	665,010	845,485	911,134	953,123
Kansas banking	198,404	202,050	238,468	252,302	260,431	272,685
Out of market	137,248	122,890	132,723	166,810	196,495	226,383

Subtotal	1,529,420	1,604,180	1,724,793	2,034,903	2,202,249	2,290,197
Secondary market	23,996	38,765	38,695	39,902	37,204	37,348

Total loans	$1,553,416	$1,642,945	$1,763,488	$2,074,805	$2,239,453	$2,327,545

NONPERFORMING LOANS BY TYPE
Construction & development	$3,608	$3,768	$3,877	$68,554	$73,487	$68,183
Commercial real estate	4,932	6,821	4,667	56,234	60,857	47,986
Commercial	10,878	2,209	3,374	6,080	15,224	16,633
One-to-four family residential	1,125	1,508	1,491	1,706	1,457	2,634
Consumer	176	118	140	152	153	27

Total nonperforming loans - noncovered	$20,719	$14,424	$13,549	$132,726	$151,178	$135,463

NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$2,305	$2,864	$3,699	$14,932	$18,870	$13,443
Texas banking	11,526	2,258	83	95,191	91,449	87,122
Kansas banking	6,214	8,617	9,070	7,976	9,725	7,924
Out of market	674	685	697	14,627	31,134	26,974

Total nonperforming loans - noncovered	$20,719	$14,424	$13,549	$132,726	$151,178	$135,463

OTHER REAL ESTATE BY TYPE
Construction & development	$2,585	$3,542	$3,542	$38,927	$12,588	$6,304
Commercial real estate	14,129	14,854	15,464	24,364	16,300	23,890
One-to-four family residential	549	933	838	7,494	10,068	10,873

Total other real estate - noncovered	$17,263	$19,329	$19,844	$70,785	$38,956	$41,067

OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$6,178	$6,273	$6,178	$8,709	$2,613	$4,616
Texas banking	9,162	9,846	9,846	35,270	17,398	18,652
Kansas banking	1,923	3,210	3,210	12,390	14,539	12,848
Out of market	—	—	610	14,416	4,406	4,951

Total other real estate - noncovered	$17,263	$19,329	$19,844	$70,785	$38,956	$41,067

POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$25,563	$33,907	$43,607	$75,867	$111,032	$111,204
Commercial real estate	71,537	67,654	55,873	162,692	140,079	85,833
Commercial	12,753	23,506	32,477	37,027	38,850	19,940
One-to-four family residential	1,230	1,253	1,082	1,108	1,210	429

Total potential problem loans - noncovered	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406

POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$37,320	$32,761	$27,481	$54,310	$42,565	$30,678
Texas banking	58,021	78,961	83,035	163,973	183,486	114,506
Kansas banking	3,118	1,893	836	14,530	11,289	19,472
Out of market	12,624	12,705	21,687	43,881	53,831	52,750

Total potential problem loans - noncovered	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406

Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA	Table 6 Continued
(Dollars in thousands, except per share)

	2012		2011
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OUT OF MARKET LOANS
Net balance out of market loans:
Arizona	$39,449	$34,749	$26,372	$35,978	$49,977	$57,657
Iowa	23,022	23,130	26,494	26,626	26,695	26,759
Ohio	11,502	12,650	12,741	9,367	9,568	9,963
California	9,922	10,252	10,530	10,737	9,814	9,984
Kentucky	9,455	517	488	490	492	494
South Carolina	7,320	—	—	—	—	—
Tennessee	6,310	6,368	6,427	6,484	6,550	6,606
Florida	6,240	6,269	6,421	6,374	10,582	7,600
Louisiana	4,974	4,931	5,336	5,644	5,963	8,018
New Mexico	3,714	3,715	15,215	21,019	21,092	28,226
Other	15,340	20,309	22,699	44,091	55,762	71,076

Total out of market loans	$137,248	$122,890	$132,723	$166,810	$196,495	$226,383

Nonperforming out of market loans:
Florida	$287	$293	$299	$305	$1,479	$1,479
Arizona	256	261	267	8,441	16,745	10,316
Colorado	131	131	131	746	4,909	880
New Mexico	—	—	—	5,135	5,135	11,827
Alabama	—	—	—	—	157	172
Other	—	—	—	—	2,709	2,300

Total nonperforming out of market loans	$674	$685	$697	$14,627	$31,134	$26,974

Potential problem out of market loans:
Iowa	$11,970	$12,035	$—	$—	$—	$—
New Mexico	—	—	11,542	11,589	11,635	—
Arizona	—	—	9,463	10,287	14,865	25,242
California	559	570	578	593	9,423	9,575
Florida	95	100	104	108	116	—
Colorado	—	—	—	17,034	13,500	17,933
Alabama	—	—	—	4,270	4,292	—

Total potential problem out of market loans	$12,624	$12,705	$21,687	$43,881	$53,831	$52,750

ALLOWANCE ACTIVITY
Balance, beginning of period	$45,083	$44,684	$64,698	$54,575	$61,285	$65,229
Charge offs	2,229	1,936	99,604	16,067	27,562	13,392
Recoveries	1,012	619	1,305	1,564	712	398

Net charge offs	1,217	1,317	98,299	14,503	26,850	12,994
Provision for loan losses	32	1,716	78,285	24,626	20,140	9,050

Balance, end of period	$43,898	$45,083	$44,684	$64,698	$54,575	$61,285

NET CHARGE OFFS BY TYPE
Construction & development	$(85)	$(42)	$41,513	$7,177	$10,847	$1,012
Commercial real estate	91	14	50,070	5,702	7,593	7,290
Commercial	1,228	1,211	6,434	1,469	7,999	4,337
One-to-four family residential	(105)	123	1	55	165	58
Consumer	88	11	281	100	246	297

Total net charge offs by type	$1,217	$1,317	$98,299	$14,503	$26,850	$12,994

NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$(204)	$1,070	$13,210	$1,058	$1,442	$1,593
Texas banking	1,139	229	64,370	7,386	9,163	4,502
Kansas banking	324	166	8,872	361	1,791	372
Out of market	(42)	(148)	11,847	5,698	14,454	6,527

Total net charge offs by segment	$1,217	$1,317	$98,299	$14,503	$26,850	$12,994

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Table 7
(Dollars in thousands, except per share)

	2012		2011
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
NET INCOME (LOSS) BY SEGMENT
Oklahoma banking	$4,497	$3,158	$(5,586)	$7	$5,290	$3,435
Texas banking	1,435	3,161	(35,435)	(6,455)	1,575	1,079
Kansas banking	(424)	1,239	(7,533)	(612)	971	131
Out of market	693	(570)	(7,857)	(1,947)	(9,039)	(924)

Subtotal	6,201	6,988	(56,411)	(9,007)	(1,203)	3,721
Secondary market	124	286	144	90	127	(13)
Other operations	(2,208)	(2,063)	(1,994)	(608)	(1,894)	(1,247)

Net income (loss)	$4,117	$5,211	$(58,261)	$(9,525)	$(2,970)	$2,461

PER SHARE DATA
Basic earnings per common share	$0.15	$0.21	$(3.05)	$(0.54)	$(0.21)	$0.07
Diluted earnings per common share	0.15	0.21	(3.05)	(0.54)	(0.21)	0.07
Book value per common share	12.64	12.50	12.28	15.37	15.89	16.02
Tangible book value per share*	12.29	12.15	11.93	15.02	15.54	15.67
COMMON STOCK
Shares issued and outstanding	19,447,202	19,445,913	19,444,213	19,441,577	19,439,167	19,438,290
OTHER FINANCIAL DATA
Investment securities	$340,378	$333,860	$275,352	$269,599	$268,153	$258,436
Loans held for sale	23,996	38,765	38,695	39,902	37,204	37,348
Noncovered portfolio loans	1,498,708	1,570,866	1,687,178	1,993,694	2,156,096	2,241,080
Total noncovered loans	1,522,704	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Covered portfolio loans	30,712	33,314	37,615	41,209	46,153	49,117
Total assets	2,269,720	2,273,861	2,382,873	2,572,492	2,660,495	2,779,028
Total deposits	1,788,379	1,806,780	1,921,382	2,022,253	2,094,236	2,218,571
Other borrowings	68,477	55,139	56,479	86,583	96,682	85,332
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders' equity	314,600	311,643	307,186	367,024	376,930	379,350
Mortgage servicing portfolio	305,465	301,378	295,492	285,886	283,083	281,271
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811
Core deposit intangible	2,785	2,906	3,030	3,155	3,285	3,420
Mortgage servicing rights	1,975	1,952	1,825	1,808	1,781	1,718
Nonmortgage servicing rights	—	—	2	3	3	3

Total intangible assets	$11,571	$11,669	$11,668	$11,777	$11,880	$11,952

Intangible amortization expense	$282	$296	$252	$226	$222	$361

DEPOSIT COMPOSITION
Non-interest bearing demand	$421,083	$395,141	$400,985	$388,365	$389,027	$369,013
Interest-bearing demand	119,929	119,759	105,905	98,270	124,346	112,731
Money market accounts	361,839	349,419	423,181	461,546	465,269	486,770
Savings accounts	35,610	34,679	33,406	31,319	29,586	28,440
Time deposits of $100,000 or more	431,317	464,876	487,907	551,914	570,116	669,817
Other time deposits	418,601	442,906	469,998	490,839	515,892	551,800

Total deposits**	$1,788,379	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571

OFFICES AND EMPLOYEES
FTE Employees	430	435	435	437	437	424
Branches	23	23	23	23	23	23
Loan production offices	2	2	2	2	2	2
Assets per employee	$5,278	$5,227	$5,478	$5,887	$6,088	$6,554

*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,788,379	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571
Less:
Brokered time deposits	12,238	13,307	14,974	46,838	52,407	122,124
Other brokered deposits	4,420	6,529	78,236	105,483	105,392	112,033

Non-brokered deposits	$1,771,721	$1,786,944	$1,828,172	$1,869,932	$1,936,437	$1,984,414

Plus:
Sweep repurchase agreements	43,477	30,139	31,482	40,305	30,636	27,214

Core funding	$1,815,198	$1,817,083	$1,859,654	$1,910,237	$1,967,073	$2,011,628

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA	Table 8
(Dollars in thousands, except per share)

	2012		2011
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.72%	0.89%	(8.96)%	(1.43)%	(0.43)%	0.35%
Return on average common equity (annualized)	4.92	6.84	(79.48)	(13.42)	(5.11)	1.81
Return on average tangible common equity (annualized)*	5.06	7.03	(81.35)	(13.72)	(5.22)	1.85
Net interest margin (annualized)	3.71	3.82	3.62	3.77	3.79	3.78
Effective tax rate	37.12	37.50	38.49	35.23	54.53	38.40
Efficiency ratio	71.82	58.73	164.47	64.07	52.40	54.50
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$20,474	$14,324	$13,506	$132,268	$151,135	$134,934
90 days past due and accruing	245	100	43	458	43	529

Total nonperforming loans	20,719	14,424	13,549	132,726	151,178	135,463
Other real estate	17,263	19,329	19,844	70,785	38,956	41,067

Total nonperforming assets	$37,982	$33,753	$33,393	$203,511	$190,134	$176,530

Performing restructured	$328	$1,700	$1,017	$1,026	$3,191	$2,166

Potential problem loans	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406

Covered:
Nonaccrual loans	$6,067	$7,015	$7,128	$7,065	$9,800	$9,809
90 days past due and accruing	—	—	—	610	—	—

Total nonperforming loans	6,067	7,015	7,128	7,675	9,800	9,809
Other real estate	3,825	4,694	4,529	5,350	3,806	4,016

Total nonperforming assets	$9,892	$11,709	$11,657	$13,025	$13,606	$13,825

Performing restructured	$1,701	$—	$—	$—	$—	$—

Potential problem loans	$1,573	$553	$912	$2,015	$2,731	$3,444

ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio loans (annualized)	0.31%	0.32%	19.78%	2.70%	4.76%	2.25%
Noncovered:
Nonperforming assets to portfolio loans and other real estate	2.51%	2.12%	1.96%	9.86%	8.66%	7.74%
Nonperforming loans to portfolio loans	1.38	0.92	0.80	6.66	7.01	6.04
Allowance for loan losses to portfolio loans	2.92	2.87	2.62	3.25	2.53	2.73
Allowance for loan losses to nonperforming loans	211.43	312.14	326.47	48.75	36.10	45.24
Covered:
Nonperforming assets to portfolio loans and other real estate	28.64%	30.81%	27.66%	27.98%	27.23%	26.02%
Nonperforming loans to portfolio loans	19.75	21.06	18.95	18.62	21.23	19.97
Allowance for loan losses to portfolio loans	0.30	0.18	1.20	—	—	—
Allowance for loan losses to nonperforming loans	1.50	0.86	6.33	—	—	—
CAPITAL RATIOS
Average total shareholders' equity to average assets	13.78%	13.19%	14.14%	14.39%	13.98%	13.57%
Leverage ratio	16.84	16.20	14.50	16.47	16.25	15.95
Tier 1 capital to risk-weighted assets	22.24	21.21	19.51	19.54	18.93	18.49
Total capital to risk-weighted assets	23.52	22.49	20.78	20.81	20.20	19.77
Tangible common equity to tangible assets***	10.56	10.42	9.76	11.38	11.38	10.99
REGULATORY CAPITAL DATA
Tier I capital	$382,262	$378,949	$374,552	$433,628	$444,106	$447,803
Total capital	404,251	401,808	398,945	461,929	473,950	478,713
Total risk adjusted assets	1,719,057	1,786,282	1,920,075	2,219,271	2,346,596	2,421,752
Average total assets	2,269,639	2,339,784	2,562,094	2,633,000	2,733,561	2,807,518

*This is a Non-GAAP based financial measure.
***Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$314,600	$311,643	$307,186	$367,024	$376,930	$379,350
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811	6,811
Preferred stock	68,837	68,644	68,455	68,268	68,084	67,902

Tangible common equity	$238,952	$236,188	$231,920	$291,945	$302,035	$304,637

Total assets	$2,269,720	$2,273,861	$2,382,873	$2,572,492	$2,660,495	$2,779,028
Less goodwill	6,811	6,811	6,811	6,811	6,811	6,811

Tangible assets	$2,262,909	$2,267,050	$2,376,062	$2,565,681	$2,653,684	$2,772,217

Tangible common equity to tangible assets	10.56%	10.42%	9.76%	11.38%	11.38%	10.99%

Balance sheet amounts and ratios are as of period end unless otherwise noted.